DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces First Quarter Fiscal 2022 Financial Results

San Francisco – June 3, 2021 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 eSignature solution as part of the DocuSign Agreement Cloud, today announced results for its fiscal quarter ended April 30, 2021.

“We’ve increasingly become the way people agree in this emerging anywhere economy—and that’s not only helping organizations continue operations during the pandemic, but helping them realize new and more efficient ways of doing business in the future,” said DocuSign CEO Dan Springer. “This fact is reflected by our new and existing customers adopting and expanding at record rates, our 58% year-over-year Q1 revenue growth, and the recent addition of our millionth customer to the DocuSign platform."

First Quarter Financial Highlights

▪Total revenue was $469.1 million, an increase of 58% year-over-year. Subscription revenue was $451.9 million, an increase of 61% year-over-year. Professional services and other revenue was $17.1 million, an increase of 7% year-over-year.
▪Billings were $527.4 million, an increase of 54% year-over-year.
▪GAAP gross margin was 78% compared to 75% in the same period last year. Non-GAAP gross margin was 81% compared to 79% in the same period last year.
▪GAAP net loss per basic and diluted share was $0.04 on 194 million shares outstanding compared to $0.26 on 183 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.44 on 208 million shares outstanding compared to $0.12 on 197 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $135.6 million compared to $59.1 million in the same period last year.
▪Free cash flow was $123.0 million compared to $32.8 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $875.8 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

▪DocuSign Agreement Cloud 2020 Product Release 1. DocuSign announced several exciting new product capabilities to help customers drive their digital transformations. This includes:
▪New features in DocuSign eSignature including the data visualization tool Signing Insights, improved data verification, eWitness enhancements, and eSignature for Microsoft Teams.
▪New features in DocuSign CLM including the new CLM 360 dashboard for assessing and managing supplier relationships in terms of relevant agreements and amendments, as well as Workday Financial Management and Netsuite Financials Integrations.

▪DocuSign Notary. DocuSign introduced DocuSign Notary, its remote online notarization (RON) solution designed to enable organizations to notarize agreements virtually. Available for limited release, Notary is built on the company’s flagship eSignature solution and utilizes capabilities developed from the acquisition of Liveoak Technologies last year. It uses secure identity-proofing technologies to reduce the risk of fraud and provides a detailed audit trail, including a tamper-evident Certificate of Completion and recorded sessions.

▪2021 Gartner Magic Quadrant Leader. For the second year in a row, DocuSign was named a Leader in the 2021 Magic Quadrant for CLM research report by Gartner, Inc. This year, DocuSign was placed highest among the 15 vendors evaluated on the “ability to execute” axis, and highly on the “completeness of vision” axis.

DOCUSIGN, INC.
Outlook

The company currently expects the following guidance:

▪Quarter ending July 31, 2021 (in millions, except percentages):

Total revenue	$479	to	$485
Subscription revenue	$459	to	$465
Billings	$549	to	$561
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	16%	to	18%
Non-GAAP diluted weighted-average shares outstanding	205	to	210

▪Year ending January 31, 2022 (in millions, except percentages):

Total revenue	$2,027	to	$2,039
Subscription revenue	$1,953	to	$1,965
Billings	$2,338	to	$2,362
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	16%	to	18%
Provision for income taxes	$10	to	$12
Non-GAAP diluted weighted-average shares outstanding	205	to	210

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on June 3, 2021 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) June 17, 2021 using the passcode 13719643.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over 980,000 customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and to simplify people’s lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2021. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding the benefits of the DocuSign Agreement Cloud and enhancements to it, additions to the DocuSign Agreement Cloud software suite of products, including as a result of acquisitions, and the anticipated benefits of our issuances of convertible notes and the establishment of our credit facility. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among other things, risks related to our ability to estimate the size of our total addressable market; our expectations regarding the impact of the ongoing COVID-19 pandemic on our business, the results of our operations and our financial condition, as well as our future profitability and growth as the pandemic continues to abate; our expectations regarding the impact of the ongoing COVID-19 pandemic on the businesses of our customers, partners and suppliers, and the economy; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationship with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions; our ability to successfully integrate the operations of businesses we may acquire, or to realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash and cash equivalents to satisfy our liquidity needs; limitations on us due to obligations we have

DOCUSIGN, INC.
under our credit facility or other indebtedness; our failure or the failure of our software suite of services to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel; our ability to estimate the size and potential growth of our target market; and our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2021 filed on March 31, 2021, our quarterly report on Form 10-Q for the quarter ended October 31, 2020 filed on December 4, 2020 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, acquisition-related expenses, fair value adjustments to strategic investments, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flow: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2021	2020
Revenue:
Subscription	$451,935	$280,922
Professional services and other	17,143	16,095
Total revenue	469,078	297,017
Cost of revenue:
Subscription	78,071	52,010
Professional services and other	27,171	22,022
Total cost of revenue	105,242	74,032
Gross profit	363,836	222,985
Operating expenses:
Sales and marketing	239,119	171,793
Research and development	85,416	54,234
General and administrative	50,038	38,811
Total operating expenses	374,573	264,838
Loss from operations	(10,737)	(41,853)
Interest expense	(1,672)	(7,560)
Interest income and other income, net	6,037	3,742
Loss before provision for income taxes	(6,372)	(45,671)
Provision for income taxes	1,982	2,133
Net loss	$(8,354)	$(47,804)
Net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.26)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	194,342	182,978

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$6,018	$3,864
Cost of revenue—professional services and other	5,535	4,125
Sales and marketing	38,135	24,665
Research and development	20,462	11,885
General and administrative	10,986	9,012

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	April 30, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$518,972	$566,055
Investments—current	261,660	207,450
Accounts receivable, net	250,365	323,570
Contract assets—current	15,267	16,883
Prepaid expenses and other current assets	65,172	48,390
Total current assets	1,111,436	1,162,348
Investments—noncurrent	94,930	92,717
Property and equipment, net	164,128	165,039
Operating lease right-of-use assets	152,185	159,352
Goodwill	351,511	350,151
Intangible assets, net	115,009	121,828
Deferred contract acquisition costs—noncurrent	274,039	260,130
Other assets—noncurrent	33,882	24,942
Total assets	$2,297,120	$2,336,507
Liabilities and Equity
Current liabilities
Accounts payable	$14,870	$37,367
Accrued expenses and other current liabilities	75,438	66,566
Accrued compensation	129,640	156,158
Convertible senior notes—current	13,343	20,469
Contract liabilities—current	829,844	779,642
Operating lease liabilities—current	34,777	32,971
Total current liabilities	1,097,912	1,093,173
Convertible senior notes, net—noncurrent	742,577	693,219
Contract liabilities—noncurrent	17,938	16,492
Operating lease liabilities—noncurrent	155,998	165,704
Deferred tax liability—noncurrent	6,484	6,464
Other liabilities—noncurrent	32,974	32,328
Total liabilities	2,053,883	2,007,380
Convertible senior notes	—	3,390
Stockholders’ equity
Common stock	19	19
Treasury stock	(1,219)	(1,048)
Additional paid-in capital	1,615,646	1,702,254
Accumulated other comprehensive income	5,358	4,964
Accumulated deficit	(1,376,567)	(1,380,452)
Total stockholders’ equity	243,237	325,737
Total liabilities and equity	$2,297,120	$2,336,507

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(8,354)	$(47,804)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	20,037	14,039
Amortization of deferred contract acquisition and fulfillment costs	30,933	21,360
Amortization of debt discount and transaction costs	1,319	6,842
Fair value adjustments to strategic investments	(5,119)	—
Non-cash operating lease costs	6,943	6,324
Stock-based compensation expense	81,637	53,551
Deferred income taxes	264	(104)
Other	(1,240)	504
Changes in operating assets and liabilities
Accounts receivable	73,205	17,239
Contract assets	1,607	(740)
Prepaid expenses and other current assets	(15,670)	(9,660)
Deferred contract acquisition and fulfillment costs	(46,154)	(41,037)
Other assets	(3,167)	(1,364)
Accounts payable	(21,593)	(2,554)
Accrued expenses and other liabilities	11,080	(916)
Accrued compensation	(34,048)	(1,536)
Contract liabilities	51,648	44,594
Operating lease liabilities	(7,731)	406
Net cash provided by operating activities	135,597	59,144
Cash flows from investing activities:
Purchases of marketable securities	(96,925)	—
Sales of marketable securities	2,002	28,986
Maturities of marketable securities	37,513	170,071
Purchases of strategic investments	(500)	—
Purchases of other investments	—	(3,000)
Purchases of property and equipment	(12,596)	(26,389)
Net cash (used in) provided by investing activities	(70,506)	169,668
Cash flows from financing activities:
Repayments of convertible senior notes	(36,684)	—
Payment of tax withholding obligation on net share settlement of restricted stock units	(106,053)	(46,723)
Proceeds from exercise of stock options	6,616	7,635
Proceeds from employee stock purchase plan	23,167	13,590
Net cash used in financing activities	(112,954)	(25,498)
Effect of foreign exchange on cash, cash equivalents and restricted cash	779	(2,280)
Net increase (decrease) in cash, cash equivalents and restricted cash	(47,084)	201,034
Cash, cash equivalents and restricted cash at beginning of period (1)	566,336	241,483
Cash, cash equivalents and restricted cash at end of period (1)	$519,252	$442,517

(1) $0.3 million of restricted cash was included in Other assets—noncurrent at April 30, 2021 and January 31, 2021.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended April 30,
(in thousands)	2021	2020
GAAP gross profit	$363,836	$222,985
Add: Stock-based compensation	11,553	7,989
Add: Amortization of acquisition-related intangibles	3,171	1,348
Add: Employer payroll tax on employee stock transactions	2,774	1,036
Non-GAAP gross profit	$381,334	$233,358
GAAP gross margin	78%	75%
Non-GAAP adjustments	3%	4%
Non-GAAP gross margin	81%	79%

GAAP subscription gross profit	$373,864	$228,912
Add: Stock-based compensation	6,018	3,864
Add: Amortization of acquisition-related intangibles	3,171	1,348
Add: Employer payroll tax on employee stock transactions	1,442	535
Non-GAAP subscription gross profit	$384,495	$234,659
GAAP subscription gross margin	83%	81%
Non-GAAP adjustments	2%	3%
Non-GAAP subscription gross margin	85%	84%

GAAP professional services and other gross loss	$(10,028)	$(5,927)
Add: Stock-based compensation	5,535	4,125
Add: Employer payroll tax on employee stock transactions	1,332	501
Non-GAAP professional services and other gross loss	$(3,161)	$(1,301)
GAAP professional services and other gross margin	(58)%	(37)%
Non-GAAP adjustments	40%	29%
Non-GAAP professional services and other gross margin	(18)%	(8)%

DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended April 30,
(in thousands)	2021	2020
GAAP sales and marketing	$239,119	$171,793
Less: Stock-based compensation	(38,135)	(24,665)
Less: Amortization of acquisition-related intangibles	(3,358)	(2,911)
Less: Employer payroll tax on employee stock transactions	(6,778)	(2,909)
Non-GAAP sales and marketing	$190,848	$141,308
GAAP sales and marketing as a percentage of revenue	51%	58%
Non-GAAP sales and marketing as a percentage of revenue	41%	48%

GAAP research and development	$85,416	$54,234
Less: Stock-based compensation	(20,462)	(11,885)
Less: Employer payroll tax on employee stock transactions	(4,176)	(1,546)
Non-GAAP research and development	$60,778	$40,803
GAAP research and development as a percentage of revenue	18%	18%
Non-GAAP research and development as a percentage of revenue	13%	14%

GAAP general and administrative	$50,038	$38,811
Less: Stock-based compensation	(10,986)	(9,012)
Less: Employer payroll tax on employee stock transactions	(2,555)	(1,057)
Less: Acquisition-related expenses	—	(694)
Non-GAAP general and administrative	$36,497	$28,048
GAAP general and administrative as a percentage of revenue	11%	13%
Non-GAAP general and administrative as a percentage of revenue	8%	9%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended April 30,
(in thousands)	2021	2020
GAAP loss from operations	$(10,737)	$(41,853)
Add: Stock-based compensation	81,136	53,551
Add: Amortization of acquisition-related intangibles	6,529	4,259
Add: Employer payroll tax on employee stock transactions	16,283	6,548
Add: Acquisition-related expenses	—	694
Non-GAAP income from operations	$93,211	$23,199
GAAP operating margin	(2)%	(14)%
Non-GAAP adjustments	22%	22%
Non-GAAP operating margin	20%	8%

DOCUSIGN, INC.
Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended April 30,
(in thousands, except per share data)	2021	2020
GAAP net loss	$(8,354)	$(47,804)
Add: Stock-based compensation	81,136	53,551
Add: Amortization of acquisition-related intangibles	6,529	4,259
Add: Employer payroll tax on employee stock transactions	16,283	6,548
Add: Amortization of debt discount and issuance costs	1,319	6,842
Less: Fair value adjustments to strategic investments	(5,119)	—
Add: Acquisition-related expenses	—	694
Non-GAAP net income and non-GAAP net income attributable to common stockholders, basic	$91,794	$24,090

Numerator:
Non-GAAP net income and non-GAAP net income attributable to common stockholders, basic	$91,794	$24,090
Add: Interest expense on convertible senior notes	36	—
Non-GAAP net income attributable to common stockholders, diluted	$91,830	$24,090

Denominator:
Weighted-average common shares outstanding, basic	194,342	182,978
Effect of dilutive securities	13,539	13,947
Non-GAAP weighted-average common shares outstanding, diluted	207,881	196,925

GAAP net loss per share, basic and diluted	$(0.04)	$(0.26)
Non-GAAP net income per share, basic	0.47	0.13
Non-GAAP net income per share, diluted	0.44	0.12

Computation of free cash flow:

	Three Months Ended April 30,
(in thousands)	2021	2020
Net cash provided by operating activities	$135,597	$59,144
Less: Purchases of property and equipment	(12,596)	(26,389)
Non-GAAP free cash flow	$123,001	$32,755
Net cash (used in) provided by investing activities	$(70,506)	$169,668
Net cash used in financing activities	$(112,954)	$(25,498)

Computation of billings:

	Three Months Ended April 30,
(in thousands)	2021	2020
Revenue	$469,078	$297,017
Add: Contract liabilities and refund liability, end of period	857,969	568,544
Less: Contract liabilities and refund liability, beginning of period	(800,940)	(522,201)
Add: Contract assets and unbilled accounts receivable, beginning of period	21,021	15,082
Less: Contract assets and unbilled accounts receivable, end of period	(19,737)	(16,390)
Non-GAAP billings	$527,391	$342,052